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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement on Form S-4 of our report dated June 8, 2001, with respect to the financial statements of Preferred Industries, Inc. as of and for the years ended December 31, 1999 and 1998, and the statements of operations, cash flows and stockholders' equity for the four months ended April 30, 2000, included herein and to all references to our Firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
June 22, 2001